UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 19, 2013

Independence Realty Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-36041	26-4567130
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Cira Centre 2929 Arch St., 17th Floor Philadelphia, PA	19104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 243-9000

N/A

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

Effective August 20, 2013, Independence Realty Trust, Inc. (the “Company”), as general partner of Independence Realty Operating Partnership, LP (the “Operating Partnership”), entered into an amendment (the “LP Agreement Amendment”) to the Fourth Amended and Restated Agreement of Limited Partnership of the Operating Partnership dated as of May 7, 2013 (the “Existing LP Agreement”), in order to, among other things, remove from the Existing LP Agreement the Operating Partnership’s Series A Preferred Units (“Series A Units”) and Series B Preferred Units (“Series B Units”) as a result of their redemption as described in Item 3.03, below, and incorporated into this Item 1.01 by this reference. The foregoing description is a summary only and is qualified in all respects by the provisions of the LP Agreement Amendment, a copy of which is filed as Exhibit 4.1 hereto and is incorporated herein by this reference.

Item 3.03.	Material Modification to Right of Security Holders

Effective August 19, 2013, the Company redeemed 125 shares of its 12.5% Series A Cumulative Non-Voting Preferred Stock (“Series A Preferred Stock”) for an aggregate redemption price of approximately $140,000 (the “Series A Redemption”). Also effective August 19, 2013, in connection with the Series A Redemption and pursuant to the terms of the Existing LP Agreement, the Operating Partnership redeemed 125 of its Series A Units for an aggregate redemption price of approximately $140,000. The redemptions of the Series A Preferred Stock and Series A Units were funded with cash received from the August 2013 offering of the Company’s common stock. After the redemption date, there were no shares of Series A Preferred Stock outstanding and no Series A Units outstanding, and all rights of the holders of such shares and units were terminated.

Effective August 19, 2013, the Operating Partnership redeemed 350 of its Series B Units, all of which were owned by a wholly-owned subsidiary of RAIT Financial Trust, an affiliate of the Company, for an aggregate redemption price of approximately $3.5 million. The redemption of the Series B Units was funded with cash received from the August 2013 offering of the Company’s common stock. After the redemption date, there were no Series B Units outstanding and all rights of the holders of such units were terminated.

The disclosure set forth under Item 1.01 “Entry into a Material Definitive Agreement” and Item 5.03 “Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year” is incorporated into this Item 3.03 by this reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective August 20, 2013, the Company restated its Sixth Articles of Amendment and Restatement (as so restated, the “Charter”) to, among other things, remove the Series A Preferred Stock from the Charter. The redeemed shares of Series A Preferred Stock automatically returned to the status of authorized but unissued shares of unclassified shares of the Company’s preferred stock. The foregoing description is a summary only and is qualified in all respects by the provisions of the Charter, a copy of which is filed as Exhibit 3.1 hereto and is incorporated herein by this reference.

The disclosure set forth under Item 1.01 “Entry into a Material Definitive Agreement” and Item 3.03 “Material Modification to Right of Security Holders” is incorporated into this Item 5.03 by this reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

3.1	Articles of Restatement of Independence Realty Trust, Inc., dated as of August 20, 2013.

4.1	First Amendment, dated as of August 20, 2013, to Fourth Amended and Restated Agreement of Limited Partnership of Independence Realty Operating Partnership, LP, dated as of May 7, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Independence Realty Trust, Inc.

Date: August 20, 2013	By:	/s/ JAMES J. SEBRA
James J. Sebra
Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit	Description

3.1	Articles of Restatement of Independence Realty Trust, Inc., dated as of August 20, 2013.

4.1	First Amendment, dated as of August 20, 2013, to Fourth Amended and Restated Agreement of Limited Partnership of Independence Realty Operating Partnership, LP, dated as of May 7, 2013.